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                                                                   EXHIBIT 99.01


             [LETTERHEAD OF CREDIT SUISSE FIRST BOSTON CORPORATION]




Board of Directors
Allaire Corporation
275 Grove Street
Newton, Massachusetts  02466

Members of the Board:

We hereby consent to the inclusion of our opinion letter to the Board of Directors of Allaire Corporation ("Allaire") as Annex D to the Proxy Statement/Prospectus of Allaire included in the Registration Statement on Form S-4 filed with the Securities and Exchange Commission by Allaire on February 2, 2001 relating to the proposed merger transaction involving Allaire and Macromedia Corporation and references thereto in such Proxy Statement/Prospectus under the captions "SUMMARY OF THE PROXY STATEMENT/PROSPECTUS -- the Merger -- Opinion of Allaire's financial advisor" and "THE MERGER -- Opinion of Allaire's financial advisor." In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.


                                  By: /s/ Credit Suisse First Boston Corporation
                                      ------------------------------------------
                                      CREDIT SUISSE FIRST BOSTON CORPORATION


February 2, 2001